UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2011

Materion Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective October 17, 2011, Materion Corporation (the "Company") and certain of its subsidiaries entered into an amendment (the "Amendment") to their precious metals consignment agreement with The Bank of Nova Scotia (the "Consignment Agreement"), which is the Company’s largest precious metals facility. The Amendment modifies the Consignment Agreement to increase the value of available precious metals thereunder from $175 million to $200 million.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment No. 3 to Third Amended and Restated Precious Metals Agreement, effective as of October 17, 2011.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

October 18, 2011	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 3 to Third Amended and Restated Precious Metals Agreement, effective as of October 17, 2011.